UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2022
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

(Address of principal executive offices, including zip code)
200 Parker Dr., Suite C100A, Austin, Texas 78728

Registrant’s telephone number, including area code: (408)-941-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2022, the Board of Directors (the “Board”) of Aviat Networks, Inc. (“Aviat” or the “Company”) approved the appointment of Mr. Bruce Taten as a director of the Board, effective immediately until the Company’s 2022 Annual Meeting of Stockholders or until his respective successor is duly elected and qualified or until his earlier death, resignation or removal, whichever first occurs.

Mr. Taten served as Senior Vice President, General Counsel and Chief Compliance Officer for Cooper Industries, plc from 2008 until its merger with Eaton Corporation in October 2012. Previously, Mr. Taten was Vice President and General Counsel at Nabors Industries from 2003 until 2008 and earlier practiced law with Simpson Thacher & Bartlett LLP and Sutherland Asbill & Brennan LLP. Before attending law school, he practiced as a C.P.A. with Peat Marwick Mitchell & Co., which is now KPMG, in New York. Mr. Taten currently is a practicing attorney and private investor. He is admitted to practice law in the states of Texas and New York. Mr. Taten earned his FSA Credential from the Sustainability Accounting Standards Board (SASB) in 2020. Mr. Taten holds a B.S. and Masters degree from Georgetown University and a J.D. from Vanderbilt University. Mr. Taten has served on board of directors of Jeld-Wen Holdings, Inc. (NYSE: JELD), since 2014 and currently serves as chair of the compensation committee and on the governance and nominating committee. Mr. Taten previously served on the board of directors and compensation committee of Moran Foods, a privately-held company of grocery stores. The Board believes Mr. Taten’s qualifications to sit on our Board include his environmental, social and governance knowledge, and his experience in mergers and acquisitions, compliance, financial, tax and corporate governance expertise working on other companies’ boards of directors and as a general counsel and chief compliance officer.

Mr. Taten will receive the same indemnification and compensation as the Company’s other non-employee directors. For a full description of the compensation program for the Company’s non-employee directors and the Company’s indemnification agreements, please see the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2021.

There are no arrangements or understandings between Mr. Taten and any other person pursuant to which Mr. Taten was selected as a director. Mr. Taten has not engaged in a related party transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K during the last two fiscal years, and there are no family relationships between Mr. Taten and any of Aviat’s executive officers or directors. The Board has determined that Mr. Taten is independent in accordance with the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Stock Market.

Item 7.01. Regulation FD Disclosure.

On March 14, 2022, the Company issued a press release announcing the appointment of Mr. Taten to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description
99.1    Press Release, issued by Aviat Networks, Inc. on March 14, 2022
104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

March 14, 2022	By:	/s/ David M. Gray
		Name:	David M. Gray
		Title:	Senior Vice President and Chief Financial Officer